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                                                                  EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT

                                       Date of          Place of         Ownership
                                    Incorporation     Incorporation          %
                                    -------------     -------------      ---------

Minera Hispaniola, S.A                 4-23-87       Dominican Republic      40
CR Minerals Corporation               10-02-87       Colorado, U.S.A.       100
CR Kendall Corporation                 3-24-88       Colorado, U.S.A.       100
CR Montana Corporation                 4-23-90       Colorado, U.S.A.       100
CR Briggs Corporation                  7-25-90       Colorado, U.S.A.       100
CR International Corporation          10-06-93       Colorado, U.S.A.       100
Canyon Resources Africa Ltd.           3-29-94       Colorado, U.S.A.        90
Canyon de Panama, S.A                  4-15-94       Panama                 100
Canyon Resources Venezuela, C.A        8-19-94       Venezuela               90
Canyon Resources (Chile) S.A           9-06-94       Chile                  100
Canyon Resources Tanzania              9-06-94       Tanzania                90
CR Brazil Corporation                  6-07-95       Colorado, U.S.A.       100